UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 5, 2021 (December 31, 2020)
GIBRALTAR INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-22462	16-1445150
(State or other jurisdiction of incorporation )	(Commission File Number)	(IRS Employer Identification No.)
3556 Lake Shore Road
P.O. Box 2028
Buffalo, New York 14219-0228
(Address of principal executive offices) (Zip Code)
(716) 826-6500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ROCK	NASDAQ Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement	3
EX - 10.1
Item 8.01 Other Events	3
Item 9.01 Financial Statements and Exhibits	4
EX - 99.1
SIGNATURE	5

Item 1.01 Entry into a Material Definitive Agreement

On December 31, 2020, Gibraltar Industries, Inc. (“Gibraltar”), through its indirect wholly owned Ohio corporation RBI Solar, Inc. (the “Company”), entered into an agreement (the “Agreement”) providing for the purchase of all of the issued and outstanding equity interests of TerraSmart, LLC. and TerraTrak, LLC., both Florida limited liability companies, sometimes hereinafter referred to collectively as “TerraSmart”. Parties to the Agreement are the Company, TerraSmart LLC, TerraTrak, LLC, Ryan C. Reid in his capacity as Sellers’ Representative hereunder (in such capacity, the “Sellers’ Representative”) and each of Ryan C. Reid, Brent Franks, Stephen Knipe, Jason File, Paul Benvie, Todd Campbell, Andrew Campbell and Amber Jackson (collectively, the “Members”).

The closing of the Company’s purchase of the equity interests of TerraSmart (the “Closing”) occurred concurrently with the execution and delivery of the Agreement. TerraSmart is a provider of screw-based, ground-mount solar racking technology, including use for solar projects installed on challenging terrain and is experienced in the design, engineering, and manufacturing of turnkey field solutions.

Under the terms of the Agreement, the total purchase price payable by the Company for the equity interests of TerraSmart LLC and TerraTrak, LLC was $220,000,000, payable in cash or immediately available funds at Closing and adjusted at the Closing to reflect the difference between the estimated net working capital of TerraSmart as compared to a targeted net working capital and to reflect certain other adjustments provided for by the Agreement.

In connection with the Closing, the Company purchased a customary representations and warranties insurance policy. The Agreement contains negotiated representations, warranties and indemnities which are believed to be customary for transactions utilizing representations and warranties insurance. In addition, the Agreement prohibits the Members from competing with TerraSmart and from soliciting employees, customers and suppliers of TerraSmart for a period of five years following the Closing. The foregoing description of the Agreement is qualified in its entirety by reference to the terms, provisions and covenants of the Agreement, a copy of which is filed as Exhibit 10.1 to this report on Form 8-K.

Other than in respect of the Agreement, there is no material relationship which exists between Gibraltar or any of its affiliates, including the Company and any of the Sellers’ Representative, any of the Members, TerraSmart LLC or TerraTrak, LLC.

The Agreement has been filed to provide investors and security holders with information regarding the terms, provisions, conditions, and covenants and is not intended to provide any other factual information respecting Gibraltar, the Company, TerraSmart, the Sellers’ Representative or the Members (collectively the “Parties”). In particular, the Agreement contains representations and warranties made to and solely for the benefit of the Parties thereto, allocating among themselves various risks of the transactions. The assertions embodied in those representations and warranties are qualified or modified by information in confidential disclosure schedules that the Parties have exchanged in connection with the signing of the Agreement. Moreover, information concerning the subject matter of the representations and warranties may be subject to limitations agreed upon by the Parties and standards of materiality applicable to the Parties that differ from those applicable to investors and may change after the date of the Agreement. This information may or may not be fully reflected in our public disclosures. Accordingly, investors and security holders should not rely on the representations and warranties in the Agreement as characterizations of the actual state of any fact or facts.

Item 8.01 Other Events

On January 4, 2021, Gibraltar issued a press release announcing that it had completed the acquisition of TerraSmart. A copy of that press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a)-(c) Not Applicable
(d) Exhibits:

Exhibit No.	Description
10.1	Equity Purchase Agreement with TerraSmart, LLC and TerraTrak, LLC
99.1	Press Release issued by Gibraltar Industries, Inc. on January 4, 2021

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIBRALTAR INDUSTRIES, INC.
Date:	January 5, 2021
		By:	/s/ Jeffrey J. Watorek
Jeffrey J. Watorek
Vice President, Treasurer and Secretary

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